NationsBank Corporation
NationsBank Corporate Center
Charlotte, NC 28255


NATIONSBANK                             NEWS RELEASE


FOR IMMEDIATE RELEASE

July 3, 1996 -- NationsBank Corporation today announced the completion of its $500 million Eurobond offering in U.S. Dollar
Floating Rate Notes distributed in Europe and Asia.

The six-year senior notes have a coupon interest rate of the London Interbank Offered Rate (LIBOR) plus a margin of .15 percent.

The issue was offered exclusively to non-U.S. investors. It has not been registered with the Securities and Exchange Commission and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Proceeds from the issue will be used for general corporate purposes, including the corporation's working capital needs and extensions of credit to the corporation's subsidiaries.

NationsBank Corporation is the fifth-largest U.S. banking company, with $194 billion in assets at March 31, 1996. It operates full-service banking centers in nine states and the District of Columbia.

# # #

Media Contact:  Martha Larsh  (704) 388-4379